Exhibit 99.1

    Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General
Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                             HBK INVESTMENTS L.P.


                             By: /s/ Harlan B. Korenvaes
                                  Harlan B. Korenvaes (1)



                             HBK MAIN STREET INVESTMENTS L.P.


                             By: /s/ Harlan B. Korenvaes
                                  Harlan B. Korenvaes (2)


(1) An Authorization Certificate authorizing Harlan B. Korenvaes to act on behalf of HBK Investments L.P. previously has been filed with the Securities and Exchange Commission.

(2) An Authorization Certificate authorizing Harlan B. Korenvaes to act on behalf of HBK Main Street Investments L.P. previously has been filed with the Securities and Exchange Commission.